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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 18, 2000, relating to the financial statements and financial highlights of Prudential Short-Term Corporate Bond Fund, Inc. (formally "Prudential Structured Maturity Fund, Inc. - Income Portfolio) which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
April 28, 2000